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                                                                    Exhibit 99.3


CONTACT: JOSEPH MACNOW                                           [VORNADO REALTY
    (201) 587-1000                                                   TRUST LOGO]
                                                          Park 80 West, Plaza II
                                                          Saddle Brook, NJ 07663




FOR IMMEDIATE RELEASE -- SEPTEMBER 18, 1998


                  VORNADO REALTY TRUST ANNOUNCES THE SPIN-OFF
                              OF ITS "PAPER CLIP"

         SADDLE BROOK, NEW JERSEY . . . VORNADO REALTY TRUST (NYSE:VNO) today announced that its Board of Trustees has set a record date of October 9, 1998 and a distribution date of October 16, 1998 for the previously announced distribution of all the common stock of Vornado Operating Company, to holders on the record date of Vornado Realty Trust's common shares and Operating Partnership Units.

         A registration statement relating to the common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration and qualification under the securities laws of any such state. A prospectus relating to the common stock may be obtained from Vornado, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663; attention: Robert Friedberg.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.

         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.